EXHIBIT 23


Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67941) pertaining to the Pulaski Furniture Corporation 1996 Salaried Employees' Stock Purchase Plan of our report dated January 26,1999, with respect to the financial statements of Dawson Heritage Furniture Company, Inc. for the year ended December 31, 1998, included in the Current Report Form 8-K/A of Pulaski Furniture Corporation, filed with the Securities and Exchange Commission.

/s/ Myers, Baker, Rife and Denham
Certified Public Accountants
Webb City, Missouri
May 7, 1999